EXHIBIT 99.1

TXI Reports Fourth Quarter and Year-End Results

DALLAS, July 10, 2013 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter and year ended May 31, 2013. Net income for the quarter was $44.1 million or $1.52 per share. Net income included income net of tax from discontinued operations of $28.5 million or $.98 per share. Net income from discontinued operations included a pre-tax gain on the disposition of expanded shale and clay operations of $41.1 million. Net income for the quarter ended May 31, 2012 was $60.2 million or $2.15 per share and included pre-tax gains of $60.1 million from asset sales and a joint venture agreement. Prior net income also included income net of tax from discontinued operations of $3.1 million or $.11 per share.

Net income for the year ended May 31, 2013 was $24.6 million or $.86 per share and included a pre-tax gain on the disposition of discontinued operations of $41.1 million. Net income included income net of tax from discontinued operations of $35.0 million or $1.23 per share. Net income for the year ended May 31, 2012 was $7.5 million or $.27 per share and included pre-tax gains of $62.2 million from asset sales, asset exchanges and a joint venture agreement. Prior net income also included income net of tax from discontinued operations of $5.5 million or $.20 per share.

General Comments

"The fourth quarter certainly benefited from the continuing recovery of construction activity in our major markets," stated Mel Brekhus, Chief Executive Officer. "Shipments of all products reflect double digit percentage increases compared to a year ago."

"We also achieved two strategic milestones during the quarter," added Brekhus. "The commissioning of our 1.4 million ton cement kiln at our central Texas plant was finished late in the quarter and we completed the acquisition of 42 ready-mix plants in east Texas. Both events significantly improve our ability to take advantage of the strong recovery under way in Texas."

A teleconference will be held July 11, 2013 at 10:00 Central Daylight Time to further discuss quarter and annual results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2013	2012	2013	2012

Operating Results
Total cement sales	$ 102,975	$ 75,611	$ 345,958	$ 278,413
Total other sales and delivery fees	9,317	11,340	35,547	36,880
Total segment sales	112,292	86,951	381,505	315,293
Cost of products sold	90,102	66,484	327,428	286,125
Gross profit	22,190	20,467	54,077	29,168
Selling, general and administrative	(2,650)	(3,625)	(13,170)	(16,531)
Restructuring charges	----	----	----	(1,074)
Other income	194	4,868	3,155	8,925
Operating Profit	$ 19,734	$ 21,710	$ 44,062	$ 20,488

Cement
Shipments (tons)	1,299	984	4,385	3,580
Prices ($/ton)	$79.27	$76.79	$78.90	$77.75
Cost of sales ($/ton)	$64.50	$56.60	$67.40	$70.09

Three months ended May 31, 2013

Cement operating profit for the three-month period ended May 31, 2013 was $19.7 million. Cement operating profit for the three-month period ended May 31, 2012 was $21.7 million. Cement operating profit decreased $2.0 million from the prior fiscal period.

Total segment sales for the three-month period ended May 31, 2013 increased $25.3 million from the prior fiscal period on higher shipments and prices. Cement sales increased $27.4 million. Our Texas market area accounted for approximately 72% of cement sales in the current period compared to 70% of cement sales in the prior year period. Cement shipments increased 34% in our Texas market area and increased 29% in our California market area compared to the prior fiscal period. Average prices increased 5% in our Texas market area and remained comparable in our California market area from the prior fiscal period.

Cost of products sold for three-month period ended May 31, 2013 increased $23.6 million from the prior fiscal period.  The increase was due to higher shipments and costs. Cement unit costs increased 14% from the prior fiscal period primarily due to higher energy costs, higher supplies, unscheduled maintenance expense, and depreciation expense related to our new kiln placed in service during the quarter.

Selling, general and administrative expense for the three-month period ended May 31, 2013 decreased $1.0 million from the prior fiscal period. The decrease was primarily due to lower incentive compensation expense.

Other income for the three-month period ended May 31, 2013 decreased $4.7 million from the prior fiscal period. The decrease was primarily due to $3.9 million higher gains from routine sales of surplus operating assets in 2012.

Fiscal Year 2013 Compared to Fiscal Year 2012

Cement operating profit for fiscal year 2013 was $44.1 million, an increase of $23.6 million from prior fiscal year.

Total segment sales for fiscal year 2013 were $381.5 million compared to $315.3 million for the prior fiscal year. Cement sales increased $66.2 million from the prior fiscal year on higher shipments. Our Texas market area accounted for approximately 70% of cement sales in the current fiscal year and 68% in the prior fiscal year. Cement shipments increased 23% in our Texas market area and 22% in our California market area from the prior fiscal year. Average prices increased 4% in our Texas market area and decreased 3% in our California market area from the prior fiscal year.

Cost of products sold for fiscal year 2013 increased $41.3 million from the prior fiscal year; primarily due to higher shipments. Cement unit costs decreased 4% from the prior fiscal year due to higher cement production volumes.

Selling, general and administrative expense for fiscal year 2013 decreased $3.4 million from the prior fiscal year. The decrease was primarily due to $3.1 million in lower compensation and benefit expenses.

Restructuring charges of $1.1 million were recorded in fiscal year 2012. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Other income for fiscal year 2013 decreased $5.8 million from the prior fiscal year. The decrease was primarily due to $3.0 million in higher gains from routine sales of surplus operating assets in 2012 and $2.5 million in higher gains from sales of emissions credits associated with our Crestmore cement plant in 2012.

Aggregate Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2013	2012	2013	2012

Operating Results
Total stone, sand and gravel sales	$ 32,128	$ 25,515	$ 110,039	$ 85,537
Other sales and delivery fees	11,466	10,063	45,567	31,821
Total segment sales	43,594	35,578	155,606	117,358
Cost of products sold	38,546	31,655	138,840	107,858
Gross profit	5,048	3,923	16,766	9,500
Selling, general and administrative	(856)	(1,432)	(3,619)	(5,874)
Restructuring charges	----	----	----	(373)
Other income	622	20,385	1,296	22,117
Operating Profit (Loss)	$ 4,814	$ 22,876	$ 14,443	$ 25,370

Stone, sand and gravel
Shipments (tons)	4,042	3,514	14,793	11,838
Prices ($/ton)	$7.95	$7.26	$7.44	$7.23
Cost of sales ($/ton)	$6.63	$6.01	$6.26	$6.44

Three months ended May 31, 2013

Aggregate operating profit for the three-month period ended May 31, 2013 was $4.8 million, a decrease of $18.1 million from the prior fiscal period. Operating profit for the three-month period ended May 31, 2012 included a gain of $20.8 million from the sale of our aggregate rail distribution terminal and associated assets located in Stafford, Texas.

Total segment sales for the three-month period ended May 31, 2013 were $43.6 million compared to $35.6 million for the prior fiscal period. Stone, sand and gravel sales increased $6.6 million from the prior fiscal period. Stone, sand and gravel sales from operations increased from the prior year on 15% higher shipments and 9% higher average prices.

Cost of products sold for the three-month period ended May 31, 2013 increased $6.9 million from the prior fiscal period. Cost of products sold from operations increased on higher supplies, repair and maintenance, labor and stripping costs. Stone, sand and gravel unit costs increased 10%.

Selling, general and administrative expense for the three-month period ended May 31, 2013 decreased $0.6 million from prior year primarily due to $0.4 million lower incentive compensation expense and $0.2 million lower rent expense.

Other income for the three-month period ended May 31, 2013 decreased $19.8 million from the prior fiscal period. Other income in the three-month period ended May 31, 2012 included a gain of $20.8 million from the sale of our aggregate rail distribution terminal and associated assets located in Stafford, Texas.

Fiscal Year 2013 Compared to Fiscal Year 2012

Aggregate operating profit for fiscal year 2013 was $14.4 million, a decrease of $11.0 million from the prior fiscal year. Operating profit for fiscal year 2012 included a gain of $20.8 million from the sale of our aggregate rail distribution terminal and associated assets located in Stafford, Texas. Excluding these gains, operating profit increased $9.8 million from the prior fiscal year.

Total segment sales for fiscal year 2013 were $155.6 million compared to $117.4 million for the prior fiscal year. Stone, sand and gravel sales from current operations increased $38.2 million from the prior fiscal year on 25% higher shipments and 3% higher average prices.

Cost of products sold for fiscal year 2013 increased $31.0 million from the prior fiscal year. Cost of products sold from current operations increased primarily due to higher stone, sand and gravel shipments and higher freight costs. Stone, sand and gravel unit costs decreased 3% from the prior year period due to increased production volumes.

Selling, general and administrative expense for fiscal year 2013 decreased $2.3 million from the prior fiscal year. The decrease was primarily due to $1.3 lower controllable expenses, $0.6 million in lower bad debt expense and $0.3 million in lower incentive compensation expense.

Restructuring charges of $0.4 million were recorded in fiscal year 2012. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Other income for fiscal year 2013 decreased $20.8 million. Other income in 2012 included a gain of $20.8 million from the sale of our aggregate rail distribution terminal and associated assets located in Stafford, Texas.

Consumer Products Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2013	2012	2013	2012

Operating Results
Total ready-mix concrete sales	$ 82,082	$ 44,190	$ 231,358	$ 182,478
Other sales and delivery fees	97	8,514	371	49,250
Total segment sales	82,179	52,704	231,729	231,728
Cost of products sold	81,417	53,791	235,294	236,863
Gross profit (loss)	762	(1,087)	(3,565)	(5,135)
Selling, general and administrative	(3,500)	(2,739)	(10,739)	(10,846)
Restructuring charges	----	----	----	(536)
Other income	1,383	39,065	4,172	41,552
Operating Profit (Loss)	$ (1,355)	$ 35,239	$ (10,132)	$ 25,035

Ready-mix concrete
Shipments (cubic yards)	968	563	2,801	2,399
Prices ($/cubic yard)	$84.80	$78.50	$82.60	$76.06
Cost of sales ($/cubic yard)	$83.79	$81.34	$83.85	$80.54

Three months ended May 31, 2013

Consumer products operating loss for the three-month period ended May 31, 2013 was $1.4 million. Consumer products operating profit for the three-month period ended May 31, 2012 was $35.2 million. The operating profit in the prior period included a gain of $30.9 million from the sale of our Texas-based package products operations and a gain of $8.9 million from a joint venture transaction in which we contributed certain of our ready-mix operating assets. Consumer products operating loss decreased $3.2 million from the prior fiscal period excluding these gains.

Total segment sales for the three-month period ended May 31, 2013 were $82.1 million compared to $52.7 million from the prior fiscal period. Ready-mix concrete sales increased $37.9 million from the prior fiscal period on higher shipments and higher average prices. Approximately one-half the increase in shipments is attributable to the acquisition of 42 ready-mix plants during the quarter.

Cost of products sold for the three-month period ended May 31, 2013 increased $27.6 million from the prior fiscal period. Cost of products sold increased primarily due to higher shipments and unit costs. Ready-mix concrete unit costs increased 3% from the prior fiscal period due to higher material, supplies, and higher repair and maintenance costs.

Selling, general and administrative expense for the three-month period ended May 31, 2013 increased $0.8 million from the prior fiscal period. The increase was primarily due to costs associated with the ready-mix acquisition during the quarter.

Other income for the three-month period ended May 31, 2013 decreased $37.7 million from the prior year period. Other income in 2012 included a gain of $30.9 million from the sale of our Texas-based package products operations and a gain of $8.9 million from a joint venture transaction in which we contributed certain of our ready-mix operating assets.

Fiscal Year 2013 Compared to Fiscal Year 2012

Consumer products operating loss for fiscal year 2013 was ($10.1) million. Consumer products operating profit for fiscal year 2012 was $25.0 million. Consumer products operating profit for fiscal year 2012 included a gain from the sale of our Texas-based package products operations of $30.9 million and gains from exchanges of operating assets of $10.5 million. Consumer products operating results improved $6.3 million from the prior fiscal year excluding the 2012 related gains.

Total segment sales were $231.7 million for both fiscal years 2013 and 2012, as an increase of $48.9 million in ready-mix concrete sales were offset by the loss of sales from the Texas-based package products operations that were sold in May, 2012.

Cost of products sold for fiscal year 2013 decreased $1.6 million from the prior fiscal year as an increase in cost of sales attributable to higher shipments and unit costs were offset by the effect of the disposition of the Texas-based package products operations.

Selling, general and administrative expense for fiscal year 2013 decreased $0.1 million from the prior fiscal year.

Restructuring charges of $0.5 million were recorded in fiscal year 2012. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Other income for fiscal year 2013 decreased $37.4 million from the prior fiscal year. Other income in 2012 included a gain of $30.9 million from the sale of our Texas-based package products operations. In addition, we entered into ready-mix and aggregate asset exchange transactions and a joint venture agreement that resulted in the recognition of gains of $10.5 million in 2012.

Corporate

	Quarter ended May 31,		Year ended May 31,
In thousands	2013	2012	2013	2012

Other income	$ 112	$ 61	$ 302	$ 511
Selling, general and administrative	(8,971)	(13,794)	(40,128)	(35,113)
Restructuring charges	----	----	----	(1,169)
	$ (8,859)	$ (13,733)	$ (39,826)	$ (35,771)

Three months ended May 31, 2013

Corporate general and administrative expenses for the three-month period ended May 31, 2013 $4.8 million from the prior fiscal period. The decrease is primarily due to a decrease in our financial security plan post-retirement benefit expense of $4.6 million.

Fiscal Year 2013 Compared to Fiscal Year 2012

Corporate other income for fiscal year 2013 decreased $0.2 million from the prior fiscal year.

Corporate general and administrative expense for fiscal year 2013 increased $5.0 million from the prior fiscal year. In addition to $4.1 million increase in controllable expenses, the impact of changes in our stock price on the fair value of our awards expected to be settled in cash increased $7.3 million over the prior year. These increases were slightly offset by $4.6 million decrease in our financial security plan post-retirement benefit expense and $1.3 million decrease in incentive compensation expense.

Restructuring charges of $1.2 million were recorded in fiscal year 2012. These charges consist primarily of severance and benefit costs associated with various workforce reduction initiatives.

Interest

Interest expense incurred for the three-month period ended May 31, 2013 was $17.4 million, of which $7.1 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $10.3 million was expensed. Interest expense incurred for the three-month period ended May 31, 2012 was $17.1 million, of which $9.1 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $8.0 million was expensed.

Interest expense incurred for fiscal year 2013 was $69.3 million, of which $36.5 million was capitalized in connection with Hunter, Texas cement plant expansion project and $32.8 million was expensed. Interest expense incurred for fiscal year 2012 was $68.5 million, of which $33.7 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $34.8 million was expensed.

Interest expense incurred for the three-month period ended May 31, 2013 increased $0.3 million from the prior year period primarily due to the discontinuance of the capitalizing of interest related to the Hunter, Texas expansion project. Interest expense incurred for fiscal year 2013 increased $0.8 million from the prior fiscal year. The increase was primarily the result of discontinuance of capitalizing interest related to the Hunter, Texas expansion project.

Certain statements contained in this quarterly report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan," "anticipate," and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims, changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

(UNAUDITED)
CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Three months ended May 31,		Year ended May 31,
In thousands except per share	2013	2012	2013	2012
NET SALES	$ 213,506	$ 158,409	$ 697,081	$ 594,105
Cost of products sold	185,506	135,109	629,803	560,573
GROSS PROFIT	28,000	23,300	67,278	33,532
Selling, general and administrative	15,978	21,589	67,657	68,363
Restructuring charges	—	—	—	3,153
Interest	10,345	8,025	32,807	34,835
Other income	(2,312)	(64,381)	(8,926)	(73,106)
	24,011	(34,767)	91,538	33,245
INCOME (LOSS) BEFORE INCOME TAXES FROM
CONTINUING OPERATIONS	3,989	58,067	(24,260)	287
Income taxes (benefit)	(11,615)	960	(13,766)	(1,641)
NET INCOME (LOSS) FROM CONTINUING
OPERATIONS	15,604	57,107	$ (10,494)	$ 1,928
NET INCOME FROM DISCONTINUED OPERATIONS,
NET OF TAX	28,540	3,106	35,044	5,548
NET INCOME	$ 44,144	$ 60,213	$ 24,550	$7,476
NET INCOME (LOSS) PER SHARE FROM CONTINUING
OPERATIONS:
Basic	$ 0.55	$ 2.04	$ (0.37)	$ 0.07
Diluted	$ 0.54	$ 2.04	$ (0.37)	$ 0.07
NET INCOME FROM DISCONTINUED OPERATIONS:
Basic	$ 1.00	$ 0.11	$ 1.24	$ 0.20
Diluted	$ 0.98	$ 0.11	$ 1.23	$ 0.20
NET INCOME PER SHARE:
Basic	$ 1.55	$ 2.15	$ 0.87	$ 0.27
Diluted	$ 1.52	$ 2.15	$ 0.86	$ 0.27
AVERAGE SHARES OUTSTANDING
Basic	28,433	27,975	28,163	27,914
Diluted	28,954	28,045	28,473	28,016

(UNAUDITED)
CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

In thousands	May 31, 2013	May 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$61,296	$88,027
Receivables – net	126,922	98,836
Inventories	105,054	99,441
Deferred income taxes and prepaid expenses	27,294	19,007
Discontinued operations held for sale	—	40,344
TOTAL CURRENT ASSETS	320,566	345,655
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	172,780	168,173
Buildings	50,968	49,567
Machinery and equipment	1,647,460	1,142,439
Construction in progress	16,642	436,552
	1,887,850	1,796,731
Less depreciation and depletion	661,454	611,406
	1,226,396	1,185,325
OTHER ASSETS
Goodwill	40,575	1,715
Real estate and investments	29,471	20,865
Deferred income taxes and other charges	18,817	23,368
	88,863	45,948
	$1,635,825	$1,576,928
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$69,061	$64,825
Accrued interest, compensation and other	62,336	61,317
Current portion of long-term debt	1,872	1,214
TOTAL CURRENT LIABILITIES	133,269	127,356
LONG-TERM DEBT	657,935	656,949
OTHER CREDITS	91,157	96,352
SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and
outstanding 28,572 and 27,996 shares, respectively	28,572	27,996
Additional paid-in capital	514,560	488,637
Retained earnings	227,122	204,136
Accumulated other comprehensive loss	(16,790)	(24,498)
	753,464	696,271
	$1,635,825	$1,576,928

(UNAUDITED)
CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Year Ended May 31,
In thousands	2013	2012	2011
OPERATING ACTIVITIES
Net loss	$24,550	$7,476	(64,913)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	59,865	60,952	64,297
(Gains)/Loss on asset disposals	(64,425)	(67,610)	(13,638)
Deferred income tax (benefit) expense	3,423	(88)	(42,875)
Stock-based compensation expense	9,513	2,387	5,581
Excess tax benefits from stock-based compensation	—	—	—
Loss on debt retirements	—	—	29,619
Other – net	(6,965)	1,223	3,158
Changes in operating assets and liabilities
Receivables – net	(27,138)	(13,303)	13,379
Inventories	21,433	10,829	2,164
Prepaid expenses	(238)	1,385	1,301
Accounts payable and accrued liabilities	13,282	6,923	11,172
Net cash provided by operating activities	33,300	10,174	9,245
INVESTING ACTIVITIES
Capital expenditures – expansions	(67,426)	(72,906)	(25,430)
Capital expenditures – other	(25,395)	(33,430)	(20,253)
Proceeds from asset disposals	18,481	66,845	3,596
Investments in life insurance contracts	2,467	3,354	4,073
Other – net	(102)	(245)	1,266
Net cash used by investing activities	(71,975)	(36,382)	(36,748)
FINANCING ACTIVITIES
Long-term borrowings	—	—	650,000
Debt payments	(2,684)	(300)	(561,627)
Debt issuance costs	—	(1,829)	(12,492)
Stock option exercises	14,628	2,023	1,462
Excess tax benefits from stock-based compensation	—	—	—
Common dividends paid	—	(2,091)	(8,354)
Net cash provided (used) by financing activities	11,944	(2,197)	68,989
Decrease in cash and cash equivalents	(26,731)	(28,405)	41,486
Cash and cash equivalents at beginning of period	88,027	116,432	74,946
Cash and cash equivalents at end of period	$61,296	$88,027	$116,432
CONTACT: T. Lesley Vines, Jr.
         Corporate Controller & Treasurer
         Direct 972.647.6722 E-mail lvines@txi.com

Texas Industries, Inc. Consolidated Statements of Operations $ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	3,226	873	784	704	940	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	2,147	669	575	471	700	2,415	741	587	508	563	2,399	649	643	541	968	2,801

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.07	$79.82	$78.39	$79.27	$78.90
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.26	$7.23	$7.19	$7.28	$7.27	$7.95	$7.44
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$82.08	$82.49	$84.83	$82.62

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958
Aggregates	134,220	153,480	155,562	162,582	131,197	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039
Ready-mix	222,680	265,254	278,067	310,652	247,931	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358
Other	104,847	118,555	119,798	132,606	121,321	101,526	15,605	14,228	11,649	17,388	58,870	15,845	14,394	12,732	10,101	53,072	2,867	2,685	2,272	2,971	10,795
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(69,779)	(19,928)	(17,113)	(13,547)	(19,302)	(69,890)	(19,348)	(18,033)	(16,071)	(16,821)	(70,273)	(15,708)	(16,827)	(14,663)	(24,560)	(71,758)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	59,406	16,158	13,581	11,035	15,896	56,670	16,726	15,246	13,093	19,813	64,878	19,982	18,736	14,061	17,910	70,689
Net Sales	834,803	943,922	996,250	1,028,854	839,202	621,064	158,224	138,316	115,718	159,648	571,906	167,629	146,173	121,894	158,409	594,105	174,523	167,693	141,359	213,506	697,081

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	562,066	145,190	128,210	126,705	156,820	556,925	157,001	144,689	123,774	135,109	560,573	159,323	155,939	129,035	185,506	629,803
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	79,415	14,924	17,452	16,387	23,286	72,049	16,729	12,780	17,265	21,589	68,363	17,556	17,067	17,056	15,978	67,657
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	3,153	-	-	3,153	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	7,227	10,345	32,807
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(10,666)	(4,886)	(1,924)	(1,124)	(12,987)	(20,921)	(5,869)	(1,522)	(1,334)	(64,381)	(73,106)	(2,599)	(1,924)	(2,091)	(2,312)	(8,926)
	772,548	952,736	839,687	901,495	869,623	683,055	198,645	158,237	151,638	176,735	685,255	177,321	167,938	148,217	100,342	593,818	182,058	178,539	151,227	209,517	721,341
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(40,421)	(19,921)	(35,920)	(17,087)	(113,349)	(9,692)	(21,765)	(26,323)	58,067	287	(7,535)	(10,846)	(9,868)	3,989	(24,260)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(15,538)	(8,160)	(14,548)	(5,631)	(43,877)	(310)	(1,143)	(1,148)	960	(1,641)	(139)	(657)	(1,355)	(11,615)	(13,766)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(24,883)	(11,761)	(21,372)	(11,456)	(69,472)	(9,382)	(20,622)	(25,175)	57,107	1,928	(7,396)	(10,189)	(8,513)	15,604	(10,494)

Income from Discontinued Operations
net of Income Taxes	79,079	8,691	-	-	-	-	1,191	560	438	2,370	4,559	1,962	(415)	895	3,106	5,548	4,738	(933)	2,699	28,540	35,044
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,659)	(11,122)	(5,814)	44,144	24,550

Cumulative Effect of Accounting Change
net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,659)	(11,122)	(5,814)	44,144	24,550

*NOTE: Prior Years shown as comparative to FY13 have
been adjusted for Discontinued Operations.

Texas Industries, Inc. Consolidated Balance Sheets $ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	5/31/2010	8/31/2010	11/30/2010	2/28/2011	5/31/2011	8/31/2011	11/30/2011	2/29/2012	5/31/2012	8/31/2012	11/30/2012	2/28/2013	5/31/2013

Cash	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	116,432	60,600	67,462	27,155	88,027	60,871	71,782	31,664	61,296
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	112,184	107,217	96,671	69,999	85,817	94,617	82,378	78,597	98,836	113,354	107,760	98,458	126,922
Inventories	83,291	109,767	135,254	144,654	155,724	142,419	118,134	121,109	112,360	111,079	110,537	99,038	100,858	99,441	89,493	85,530	100,282	105,054
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	23,426	22,673	23,351	22,774	22,040	21,001	20,529	21,398	19,007	17,640	16,672	20,282	27,294
Discontinued Operations Held for Sale							43,075	44,176	42,965	41,162	40,406	40,096	40,124	40344	38,833	39,360	38,769	-
Total Current Assets	481,008	410,960	310,623	373,067	326,991	352,975	453,526	425,060	371,460	376,530	327,161	309,503	268,132	345,655	320,191	321,104	289,455	320,566

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,758,778	1,709,779	1,725,204	1,738,344	1,748,041	1,781,055	1,803,149	1,815,060	1,796,731	1,819,995	1,838,019	1,859,417	1,887,850
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	604,269	581,876	597,086	609,146	604,215	611,454	623,280	630,750	611,406	622,619	633,973	647,281	661,454
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,154,509	1,127,903	1,128,118	1,129,198	1,143,826	1,169,601	1,179,869	1,184,310	1,185,325	1,197,376	1,204,046	1,212,136	1,226,396

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	40,575
Real estate and investments	99,491	125,159	110,761	59,261	10,001	6,774	6,223	7,426	7,007	6,749	6,447	11,472	11,044	20,865	20,716	23,168	23,024	29,471
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,774	22,398	23,219	20,314	22,191	24,031	22,481	21,566	23,368	24,400	23,234	22,141	18,817
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	24,263	30,336	32,360	29,036	30,655	32,193	35,668	34,325	45,948	46,831	48,117	46,880	88,863
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825

Accounts payable	44,560	50,931	96,883	111,478	55,749	56,214	54,659	41,800	43,265	56,787	54,320	57,389	60,759	64,825	68,673	64,520	57,000	69,061
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	51,455	45,805	63,307	40,087	58,848	49,290	63,829	43,189	61,317	44,656	67,712	48,134	62,336
Current portion of long term debt	688	681	1,340	7,725	243	234	13,341	95	72	73	74	499	486	1,214	1,455	1,432	1,816	1,872
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	107,903	113,805	105,202	83,424	115,708	103,684	121,717	104,434	127,356	114,784	133,664	106,950	133,269

Long-term Debt	603,126	251,505	274,416	401,880	541,540	538,620	652,459	652,441	652,422	652,403	652,385	654,138	654,014	656,949	657,803	657,269	658,392	657,935

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	123,976	108,400	102,495	89,177	87,318	85,223	80,919	81,278	96,352	95,935	95,995	88,088	91,157
Liabilities of discontinued operations	278,527	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	761,248	737,101	725,400	704,671	695,582	687,663	668,267	647,040	696,271	695,876	686,339	695,041	753,464
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825

Texas Industries, Inc. Consolidated Statements of Cash Flows $ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Operating Activities
Income (Loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550
Adjustments to reconcile income (loss) from
operations to cash provided by
operating activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,350)	(1,613)	58	99	(12,182)	(13,638)	(2,368)	(383)	(985)	(63,874)	(67,610)	(2,503)	(376)	(1,943)	(59,603)	(64,425)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	(9,132)	(14,973)	(7,991)	(14,701)	(5,210)	(42,875)	(241)	(704)	(708)	1,565	(88)	(3)	960	68	2,398	3,423
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	5,097	(230)	2,518	1,983	1,310	5,581	107	(1,336)	2,939	677	2,387	2,766	2,739	1,510	2,498	9,513
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(250)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	5,931	13,998	2,192	(5,047)	597	5,416	3,158	(1,567)	(3,618)	761	5,647	1,223	(3,028)	(5,441)	914	590	(6,965)
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(5,421)	4,413	11,699	13,702	(16,435)	13,379	(8,670)	12,366	3,928	(20,927)	(13,303)	(14,013)	5,525	9,318	(27,968)	(27,138)
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	13,706	(6,322)	(3,940)	9,340	3,086	2,164	894	11,295	(2,141)	781	10,829	10,846	3,121	(14,677)	22,143	21,433
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	387	1,297	(65)	1,269	(1,200)	1,301	1,729	1,125	407	(1,876)	1,385	1,099	588	(3,845)	1,920	(238)
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	6,046	(7,284)	8,597	(9,293)	19,152	11,172	(5,809)	6,739	(5,396)	11,389	6,923	(4,632)	12,565	(15,161)	20,510	13,282
Other credits	3,838	2,527	-	-	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,090	22,886	(15,205)	23,529	33,300

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(13,659)	(3,156)	(20,243)	(15,545)	(6,739)	(45,683)	(45,588)	(16,678)	(34,029)	(10,041)	(106,336)	(32,610)	(14,353)	(32,133)	(13,725)	(92,821)
Cash designated for property acquisitions		-	-	(28,733)	28,733	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	21,592	3,209	(172)	206	353	3,596	863	786	2,539	62,657	66,845	3,578	380	1,825	12,698	18,481
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	6,967	327	3,377	190	179	4,073	-	2,989	365	-	3,354	146	2,220	-	101	2,467
Purchases of short-term investments - net	-	(50,500)	50,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	2,079	292	(1,151)	2,089	36	1,266	(82)	(46)	(174)	57	(245)	(59)	(27)	19	(35)	(102)
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	16,979	672	(18,189)	(13,060)	(6,171)	(36,748)	(44,807)	(12,949)	(31,299)	52,673	(36,382)	(28,945)	(11,780)	(30,289)	(961)	(71,975)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	650,000	-	-	-	650,000	-	-	-	-	-	-	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(245)	(547,736)	(13,832)	(42)	(17)	(561,627)	(18)	(18)	(137)	(127)	(300)	(1,028)	(557)	(651)	(448)	(2,684)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,552)	(12,250)	(176)	(54)	(12)	(12,492)	(1,629)	(103)	(97)	-	(1,829)	-	-	-	-	-
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	893	225	239	675	323	1,462	78	80	1,591	274	2,023	725	364	6,027	7,512	14,628
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(8,328)	(2,085)	(2,087)	(2,090)	(2,092)	(8,354)	(2,091)	-	-	-	(2,091)	-	-	-	-	-
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(9,982)	88,154	(15,856)	(1,511)	(1,798)	68,989	(3,660)	(41)	1,357	147	(2,197)	(303)	(193)	5,376	7,064	11,944
Net Cash Provided (Used) by Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,158)	10,913	(40,118)	29,632	(26,731)

DISCONTINUED OPERATIONS
Cash Provided (Used) by Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,158)	10,913	(40,118)	29,632	(26,731)

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	74,946	116,432	60,600	67,462	27,155	116,432	88,027	60,869	71,779	31,664	88,027
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	74,946	162,427	139,753	123,362	116,432	116,432	60,600	67,462	27,155	88,027	88,027	60,869	71,779	31,664	61,299	61,296

Texas Industries, Inc. Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations $ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	7,227	10,345	32,807
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(15,538)	(8,160)	(14,548)	(5,631)	(43,877)	(310)	(1,143)	(1,148)	960	(1,641)	(139)	(657)	(1,355)	(11,615)	(13,766)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	3,153	-	-	3,153	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,006	613	-	-	29,619	-	-	-	-	-	-	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	20,048	11,268	(9,694)	11,087	32,709	17,710	5,216	(1,806)	83,655	104,775	19,197	10,005	14,483	59,771	103,456

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, restructuring charges and goodwill impairment, and loss on debt retirements and spin-off charges.

EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	(1,345)	11,371	(1,820)	1,039	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,090	22,886	(15,205)	23,529	33,300
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	(14,718)	7,896	(16,291)	(15,018)	(4,603)	(28,016)	11,856	(31,525)	3,202	10,633	(5,834)	6,700	(21,799)	24,365	(16,605)	(7,339)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	9,132	14,973	7,991	14,701	5,210	42,875	241	704	708	(1,565)	88	3	(960)	(68)	(2,398)	(3,423)
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(5,097)	230	(2,518)	(1,983)	(1,310)	(5,581)	(107)	1,336	(2,939)	(677)	(2,387)	(2,766)	(2,739)	(1,510)	(2,498)	(9,513)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(15,538)	(8,160)	(14,548)	(5,631)	(43,877)	(310)	(1,143)	(1,148)	960	(1,641)	(139)	(657)	(1,355)	(11,615)	(13,766)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,350	1,613	(58)	(99)	12,182	13,638	2,368	383	985	63,874	67,610	2,503	376	1,943	59,603	64,425
Interest	23,533	31,155	14,074	2,505	33,286	52,240	14,411	13,886	9,670	9,616	47,583	9,460	8,838	8,512	8,025	34,835	7,778	7,457	7,227	10,345	32,807
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	3,153	-	-	3,153	-	-	-	-	-
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	(13,998)	(2,192)	5,047	(597)	(5,416)	(3,158)	1,567	3,618	(761)	(5,647)	(1,223)	3,028	5,441	(914)	(590)	6,965
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	20,048	11,268	(9,694)	11,087	32,709	17,710	5,216	(1,806)	83,655	104,775	19,197	10,005	14,483	59,771	103,456

Texas Industries, Inc. Business Segment Summary $ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	266,180	67,690	61,599	54,018	73,078	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	28,333	8,692	6,979	6,144	9,094	30,909	9,659	8,240	7,641	11,340	36,880	9,892	8,858	7,480	9,317	35,547
Total segment sales	435,522	475,010	510,027	504,752	395,320	294,513	76,382	68,578	60,162	82,172	287,294	85,637	77,234	65,471	86,951	315,293	97,205	91,442	80,566	112,292	381,505
Cost of products sold	338,528	352,603	343,145	391,687	342,824	270,763	70,063	63,121	70,010	80,213	283,407	78,232	78,050	63,359	66,484	286,125	86,119	82,706	68,501	90,102	327,428
Gross profit	96,994	122,407	166,882	113,065	52,496	23,750	6,319	5,457	(9,848)	1,959	3,887	7,405	(816)	2,112	20,467	29,168	11,086	8,736	12,065	22,190	54,077
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(17,528)	(4,793)	(4,018)	(3,286)	(6,870)	(18,967)	(4,078)	(4,165)	(4,663)	(3,625)	(16,531)	(3,544)	(3,729)	(3,247)	(2,650)	(13,170)
Restructuring charges and goodwill impairment	-	-	-	-	(58,395)	-	-	-	-	-	-	-	(1,074)	-	-	(1,074)	-	-	-	-	-
Other income	1,342	951	24,536	7,419	9,301	7,774	2,438	509	696	1,188	4,831	3,190	700	167	4,868	8,925	880	1,050	1,031	194	3,155
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	13,996	3,964	1,948	(12,438)	(3,723)	(10,249)	6,517	(5,355)	(2,384)	21,710	20,488	8,422	6,057	9,849	19,734	44,062

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	3,226	873	784	704	940	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.07	$79.82	$78.39	$79.27	$78.90
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$76.36	$71.23	$73.39	$90.43	$76.33	$77.29	$71.77	$78.34	$75.95	$56.60	$70.09	$68.55	$72.56	$64.35	$64.50	$67.40

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	88,019	26,593	22,644	18,212	21,596	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	76,928	8,699	7,387	5,542	7,680	29,308	8,791	7,854	5,787	9,389	31,821	12,829	12,473	8,799	11,466	45,567
Total segment sales	222,345	252,581	268,854	285,330	237,491	164,947	35,292	30,031	23,754	29,276	118,353	30,991	28,847	22,616	34,904	117,358	40,980	40,212	30,820	43,594	155,606
Cost of products sold	191,837	219,124	218,394	231,503	197,583	142,963	31,806	25,912	22,799	27,835	108,352	27,594	25,459	23,825	30,980	107,858	36,236	35,951	28,106	38,547	138,840
Gross profit	30,508	33,457	50,460	53,827	39,908	21,984	3,486	4,119	955	1,441	10,001	3,397	3,388	(1,209)	3,924	9,500	4,744	4,261	2,714	5,047	16,766
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(9,602)	(1,842)	(1,723)	(1,747)	(1,708)	(7,020)	(1,876)	(1,226)	(1,341)	(1,431)	(5,874)	(1,009)	(856)	(900)	(854)	(3,619)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(373)	-	-	(373)	-	-	-	-	-
Other income	10,782	30,376	2,638	16,974	6,954	1,419	1,629	52	7	11,427	13,115	271	202	1,259	20,385	22,117	263	115	295	623	1,296
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	13,801	3,273	2,448	(785)	11,160	16,096	1,792	1,991	(1,291)	22,878	25,370	3,998	3,520	2,109	4,816	14,443

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	11,363	3,584	3,026	2,470	2,985	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38	$7.06	$7.45	$7.12	$7.26	$7.38	$7.19	$7.28	$7.27	$7.95	$7.44
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.91	$6.45	$6.53	$7.23	$6.80	$6.72	$6.22	$6.35	$7.47	$6.01	$6.72	$5.98	$5.99	$6.46	$6.63	$6.26

Consumer Products Operations
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	175,712	52,106	43,377	34,351	50,992	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	55,671	14,372	13,443	10,998	16,509	55,322	14,796	13,542	12,398	8,514	49,250	127	101	46	97	371
Total segment sales	282,512	337,458	335,775	369,233	309,421	231,383	66,478	56,820	45,349	67,501	236,148	71,024	58,121	49,879	52,704	231,728	52,045	52,877	44,628	82,179	231,729
Cost of products sold	267,625	316,341	310,955	341,604	288,756	218,119	63,249	56,290	47,443	68,073	235,055	71,197	59,212	52,663	53,791	236,863	52,673	54,123	47,081	81,417	235,294
Gross profit	14,887	21,117	24,820	27,629	20,665	13,264	3,229	530	(2,094)	(572)	1,093	(173)	(1,091)	(2,784)	(1,087)	(5,135)	(628)	(1,246)	(2,453)	762	(3,565)
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(10,193)	(2,676)	(3,047)	(2,607)	(4,443)	(12,773)	(4,374)	(2,436)	(1,297)	(2,739)	(10,846)	(2,690)	(2,074)	(2,475)	(3,500)	(10,739)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(536)	-	-	(536)	-	-	-	-	-
Other income	711	647	1,310	3,268	1,314	586	198	134	66	131	529	2,207	457	(177)	39,065	41,552	1,410	713	666	1,383	4,172
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	3,657	751	(2,383)	(4,635)	(4,884)	(11,151)	(2,340)	(3,606)	(4,258)	35,239	25,035	(1,908)	(2,607)	(4,262)	(1,355)	(10,132)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	2,902	2,147	669	575	471	700	2,415	741	587	508	563	2,399	649	643	541	968	2,801
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$81.99	$82.49	$84.83	$82.62
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.82	$76.20	$77.79	$80.71	$77.70	$77.89	$78.91	$80.66	$81.87	$81.34	$77.89	$80.97	$84.16	$87.04	$83.79	$83.85

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	27,151	31,454	7,988	2,013	(17,858)	2,553	(5,304)	5,969	(6,970)	(7,933)	79,827	70,893	10,512	6,970	7,696	23,195	48,373
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	887	621	1,229	337	261	2,448	203	163	84	61	511	46	46	98	112	302
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(42,092)	(5,613)	(8,664)	(8,747)	(10,267)	(33,291)	(6,402)	(4,953)	(9,964)	(13,794)	(35,113)	(10,315)	(10,405)	(10,439)	(8,971)	(40,128)
Restructuring charges	-	-	-	-	-	-	-	-	-	-	-	-	(1,169)	-	-	(1,169)	-	-	-	-	-
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(41,205)	(4,992)	(7,435)	(8,410)	(10,006)	(30,843)	(6,199)	(5,959)	(9,880)	(13,733)	(35,771)	(10,269)	(10,359)	(10,341)	(8,859)	(39,826)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(52,240)	(14,411)	(13,886)	(9,670)	(9,616)	(47,583)	(9,460)	(8,838)	(8,512)	(8,025)	(34,835)	(7,777)	(7,458)	(7,227)	(10,345)	(32,807)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	(29,006)	(613)	-	-	(29,619)	-	-	-	-	-	-	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(40,421)	(19,921)	(35,938)	(17,069)	(113,349)	(9,690)	(21,767)	(26,325)	58,069	287	(7,533)	(10,846)	(9,868)	3,989	(24,260)

Texas Industries, Inc. Business Segment Summary $ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011					FY2012					FY2013
							Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Major Gains (losses) in Other Income
Cement											-					-					-
Antidumping settlement			19,803								-					-					-
Sale of emissions credits				3,879	1,723	3,427	1,690				1,690	2,533				2,533					-
Oil and gas bonus proceeds					2,781						-					-					-
Aggregates											-					-					-
Sale of emissions credits	6,225										-					-					-
Sale of real estate		23,987		5,146	4,961						-				20,784	20,784			3,634		3,634
Sale of southern Louisiana operations				10,093							-					-					-
Exchange of operating assets										11,997	11,997	2,058			(489)	1,569				41,147	41,147
Consumer products											-					-					-
Texas-based package products operations											-				30,881	30,881					-
Exchange of operation assets											-				8,965	8,965					-
Corporate											-					-					-
Oil and gas bonus proceeds					1,636			834			834					-					-

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	35,828	9,149	9,181	9,124	9,122	36,576	8,927	8,897	8,723	8,531	35,078	8,464	8,429	8,395	9,931	35,219
Aggregates	12,898	13,926	16,093	21,166	21,919	19,873	4,772	4,956	4,793	4,442	18,963	4,195	3,868	3,898	3,784	15,745	3,327	3,347	3,166	3,213	13,053
Consumer Products	6,889	6,181	6,493	7,998	7,434	7,065	1,656	1,709	1,919	2,341	7,625	2,564	2,326	2,194	1,897	8,981	1,866	1,981	2,281	3,226	9,354
Corporate	1,761	1,220	536	768	1,040	1,159	284	284	282	283	1,133	294	314	295	245	1,148	217	229	254	289	989
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	63,925	15,861	16,130	16,118	16,188	64,297	15,980	15,405	15,110	14,457	60,952	13,874	13,986	14,096	16,659	58,615